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                                                                   Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to Registration Statement No. 33-38349 of CP&L Energy, Inc. on Form S-3 of our report dated February 8, 2000, except for Note 2, as to which the date is March 3, 2000, appearing in the Annual Report on Form 10-K of Carolina Power & Light Company for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in such Registration Statement.




/s/DELOITTE & TOUCHE LLP
Raleigh, North Carolina
June 23, 2000